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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-11323) pertaining to the United Insurance Companies, Inc. Employee Stock Ownership Plan of UICI, in the Registration Statement (Form S-3 No. 333-02043) of United Insurance Companies, Inc. and related Prospectus, in the Registration Statement (Form S-3 No. 333-23899) pertaining to the UICI and Amli Realty Company stock exchange agreement and related Prospectus, the Registration Statement (Form S-3 No. 333-42937) pertaining to the UICI and ELA Corp. agreement and related Prospectus, the Registration Statement (Form S-3 No. 333-85113) pertaining to the UICI 1998 Employee and Agents Stock Option Plan and related Prospectus, Registration Statement (Form S-8 No. 333-43736) pertaining to the UICI Employee Stock Ownership and Savings Plan and related Prospectus, and Registration Statement (Form S-8 No. 333-44632) pertaining to the UICI Agents' Total Ownership Plan II and UICI Agency Matching Total Ownership Plan II, UICI Agents' Contribution to Equity Plan and Matching Agency Contribution Plan, and UICI Agents' Contribution to Account Plan II and UICI Matching Company Contribution Plan II and related Prospectus, of our report dated February 6, 2002, except for Note T as to which the date is February 28, 2002 with respect to the consolidated financial statements and schedules of UICI and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2001.



                                                        ERNST & YOUNG LLP


Dallas, Texas
March 21, 2002